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Exhibit 10.3

ETS CREDITORS' LITIGATION TRUST AGREEMENT

        AGREEMENT AND DECLARATION OF TRUST (the "Litigation Trust Agreement"), dated as of December 4, 2002 (the "Effective Date") by and among PSA Inc., ETS Payphones, Inc., ETS Vending, Inc., et. al., debtors and debtors-in-possession (collectively, the "Debtors"), the Official Committee of Unsecured Creditors in the Debtors' cases (the "Creditors' Committee") and Darryl S. Laddin, as trustee (the "Trustee") and Kevin Gross, as potential conflicts trustee (the "Conflicts Trustee").

        WHEREAS, on September 11 and 21, 2000, the Debtors filed petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 - 1330 (the "Bankruptcy Code");

        WHEREAS, on July 25, 2001, the Debtors and the Committee filed the First Amended Joint Reorganization Plan (the "Plan"), pursuant to section 1121 of the Bankruptcy Code, which contemplates the eventual distribution to creditors of the Debtors' Estate of certain estate assets after such assets are collected;

        WHEREAS, on November 14, 2001 the Bankruptcy Court entered an order confirming the Plan (the "Confirmation Order"); and

        WHEREAS, the Plan provides for the creation of a trust to coordinate the initiation, prosecution, resolution, defense and settlement of certain claims and causes of action of the estate (the "Litigation") and the distribution of certain assets subject to collection (the "Proceeds").

        NOW, THEREFORE, in consideration of the mutual premises and other valuable consideration, and subject to the terms and provisions set out in this Litigation Trust Agreement, (i) the Debtors and the Creditors' Committee hereby grant, assign, transfer, convey and deliver to the Trustee of the ETS Creditors' Litigation Trust, all of the Debtors' right, title and interest in and to each and every claim and cause of action (and the property and proceeds arising therefrom) of the Debtors and the Creditors' Committee existing as of the Petition Date against (a) Charles Edwards, (b) any insider of the Debtors, (c) any Person, provided that such claim or cause of action arises under or relates to sections 544, 547, 548, 549 and 550 of the Bankruptcy Code or theories of conversion, breach of fiduciary duty or fraud, (d) any Person, provided that such claim or cause of action arises under or relates to Debtors' alleged violations of Federal and State Securities laws or allegations set forth in the SEC Action, (e) any Person, provided that such claim or cause of action arises in connection with or relates to Debtors' sale of payphones, (f) any officer, director, agent, affiliate, spouse, insider, initial transferee or subsequent transferee of any of the Persons described in clauses (a) through (e) of this sentence, and any person acting in concert with or under the direction or control of any of the Persons described in clauses (a) through (e) of this sentence (collectively, such claims and causes of action as referred to in this clause (i), the "Claims"); and (ii) the Trustee hereby accepts the foregoing rights and properties so assigned and transferred to it and the trust so imposed upon it and agrees to initiate, prosecute, defend, retain, enforce, compromise and settle the Claims on behalf of and for the benefit of (x) the Holders of Allowed Class 3 General Unsecured Claims and (y) the Holders of Allowed Class 4 Payphone Investor Claims, as the beneficiaries of this Trust (collectively, the "Beneficiaries"), and further agrees to be appointed for such purpose under section 1123(b)(3)(B) of the Bankruptcy Code and to hold all amounts that may be delivered to it from time to time in trust for the Beneficiaries; provided, however, that in the event that the Trustee determines in its sole and absolute discretion that a Claim of the Estate should not be pursued, the Trustee need not pursue any such Claim. Notwithstanding anything to the contrary contained in this Litigation Trust Agreement, any proceeds realized from potential claims and causes of action of the Debtors arising after the Petition Date or related to prepetition breaches of contract, the Debtors' interest in New York Local Telephone Company, the Debtors' investment in Mexico, and Debtors' interest in the EUCL litigation and similar litigation, shall not be part of the Trust but shall remain assets of the Debtors and Reorganized ETS.

ARTICLE I

NAME AND DEFINITIONS

       1.01  Name. This trust shall be known as the ETS Creditors' Litigation Trust (the "Trust").

       1.02  Certain Terms Defined. Terms defined in the Plan, and not otherwise defined herein, shall, when used herein (including in the recitals hereto), have the meanings ascribed to such terms in the Plan.

       1.03  Meanings of Other Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa and words importing persons shall include firms, associations, corporations and other entities. All references herein to Articles, Sections and other subdivisions, unless referring specifically to the Plan, refer to the corresponding Articles, Sections and other subdivisions of this Litigation Trust Agreement, and the words herein and words of similar import refer to this Litigation Trust Agreement as a whole and not to any particular Article, Section or subdivision of this Litigation Trust Agreement.

ARTICLE II

NATURE OF TRANSFER

       2.01  Purpose of Trust. The primary purpose of this Litigation Trust Agreement is to implement portions of the Plan by providing for the vesting in the Trustee of the ownership of and the responsibility for the protection and conservation of the Trust Estate on behalf of and for the benefit of the Beneficiaries. Such responsibility shall be limited to the initiation, prosecution, retention, settlement, compromise and enforcement by the Trustee on behalf of and for the benefit of the Beneficiaries and the preservation of, all Claims and causes of action that have been or may in the future be asserted by the Trustee, the collection of the Proceeds, the payment of the costs and expenses of litigation, the making of any other payments provided to be made from the Trust Estate and the distribution of the Proceeds from the Trust Estate to the Beneficiaries in accordance with the provisions of the Plan and this Litigation Trust Agreement. Except as otherwise provided in the Plan, the assets placed into this Trust shall automatically vest in the Trust on the Effective Date without any further action required on the part of the Debtors, Reorganized ETS, the Creditors' Committee or the Trustee, and any assignment, execution, delivery, filing or recording as necessary of documents evidencing such transfer, conveyance and physical delivery of such interests and property shall occur as soon thereafter as practical. All Claims, causes of action and any other assets transferred to this Trust shall vest in the Trust free and clear of all liens, claims and encumbrances, except as otherwise specifically provided in the Plan.

       2.02  Instruments of Further Assurance. The Debtors and the Creditors' Committee shall, upon the reasonable request of the Trustee, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purpose of this Litigation Trust Agreement.

       2.03  Incidents of Ownership. The Beneficiaries shall be the beneficiaries of the trust created by this Litigation Trust Agreement and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein. No certificates or other instruments shall be issued evidencing the Beneficiaries' interests in proceeds from the Trust.

ARTICLE III

BENEFICIARIES

       3.01  Beneficial Interests. (a) The beneficial interest of each Beneficiary shall be that portion of the Proceeds to which such Beneficiary is entitled under Section 5.02 hereof (each, a "Beneficial Interest").

          (b)   If any conflicting claims or demands are made or asserted with respect to the Beneficial Interest of any Beneficiary, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or any part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such interest, then, in any of such event, the Trustee shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustee may elect to make no payment or distribution with respect to the Beneficial Interest represented by the claim involved, or any part thereof and to refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive jurisdiction over resolution of such conflicting claims or demands. In so doing the Trustee shall not be or become liable to any of such parties for its refusal to comply with any of such conflicting claims or demands, nor shall the Trustee be liable for interest on any funds which it may so withhold. The Trustee shall be entitled to refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of the Bankruptcy Court or (ii) all differences have been resolved by a valid written agreement among all of such parties and the Trustee, which agreement shall include a complete release of the Trustee.

       3.02  Rights of Beneficiaries. Each Beneficiary shall be entitled to participation in the rights and benefits due to a Beneficiary hereunder according to its Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Litigation Trust Agreement. The interest of a Beneficiary is hereby declared and shall be in all respects personal property. Upon the death of an individual who is a Beneficiary, his interest shall pass as personal property to his legal representative and such death shall in no way terminate or affect the validity of this Litigation Trust Agreement. Upon the merger, consolidation or other similar transaction involving a Beneficiary that is not an individual, such Beneficiary's interest shall be transferred by operation of law and such transaction shall in no way terminate or affect the validity of this Litigation Trust Agreement. Except as expressly provided hereunder, a Beneficiary shall have no title to, right to, possession of, management of or control of the Trust Estate. No widower, widow, heir or devisee of any individual who may be a Beneficiary and no bankruptcy trustee, receiver or similar person of any Beneficiary shall have any right, statutory or otherwise, (including any right of dower, homestead or inheritance, or of partition, as applicable), in any property whatever forming a part of the Trust Estate, but the whole title to all the Trust Estate shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Litigation Trust Agreement.

       3.03  No Transfer of Interests of Beneficiaries. The Beneficial Interest of a Beneficiary shall not be assignable or transferable, except by will, intestate succession or operation of law, either by the Beneficiary in person, by a duly authorized agent or attorney or by the properly appointed legal representative of the Beneficiary, nor shall a Beneficiary have authority or power to sell, assign, transfer, encumber or in any other manner anticipate or dispose of its Beneficial Interest, and any such transfer shall be null and void ab inito; provided, however, that the Beneficial Interest of a Beneficiary may be assignable or transferable if (i) the Trustee, in its sole discretion, has consented in writing to such assignment or transfer and (ii) such Beneficiary has furnished to the Trustee an opinion of counsel, reasonably satisfactory to the Trustee, to the effect that the transfer or assignment of such Beneficial Interest may be effected without registration under the Securities Act of 1933, as amended.

ARTICLE IV

DURATION AND TERMINATION OF TRUST

       4.01  Duration. The existence of the Trust shall terminate upon the later of (i) the date that is three (3) years after the Effective Date and (ii) the conclusion of the prosecution of the Litigation; provided, however, that the Trustee may, subject to Bankruptcy Court approval, extend the existence of this Trust to such later date as it may designate if the Trustee determines that such an extension is reasonable because the Litigation has not then been finally settled or final judgment no longer subject to appeal, review or certiorari proceeding with respect thereto has not then been entered. Notwithstanding anything to the contrary in this Litigation Trust Agreement, in no event shall the Trustee unduly prolong the duration of the Trust, and the Trustee shall at all times endeavor to prosecute, direct, settle or compromise expeditiously the Litigation, so as to distribute the Proceeds to the Beneficiaries and terminate the Trust as soon as practicable in accordance with this Litigation Trust Agreement.

       4.02  Termination by Beneficiaries. The Trust may not be terminated at any time by the Beneficiaries.

       4.03  Continuance of Trust for Winding Up. After the termination of the Trust and solely for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until its duties have been fully performed. Upon distribution of the entire Trust Estate, the Trustee shall retain the books, records and files which shall have been delivered to or created by the Trustee. At the Trustee's discretion, all of such records and documents may be destroyed at any time after six (6) years from the distribution of the entire Trust Estate. Except as otherwise specifically provided herein, upon the distribution of the entire Trust Estate, the Trustee shall have no further duties or obligations hereunder except to account to the Beneficiaries as provided in Section 5.04 hereof.

ARTICLE V

ADMINISTRATION OF TRUST ESTATE

       5.01  Payment of Claims, Expenses and Liabilities. The Trustee shall, in its sole discretion, as and when funds are available, pay from the Trust Estate all claims, expenses, charges, liabilities and obligations of the Trust Estate, including professional fees and expenses as contemplated by this Litigation Trust Agreement and as required by law, without prior approval of the Bankruptcy Court.

       5.02  Distributions. The Trustee shall, after making all of the payments required to be made from the Trust Estate under this Litigation Trust Agreement, and in the Trustee's sole discretion, distribute or cause to be distributed the Proceeds to the Disbursing Agent, to be distributed thereafter to the Beneficiaries in accordance with the Plan. The Trustee shall not distribute Proceeds hereunder unless (a) all advances made by Reorganized ETS pursuant to Section 13.09 hereof have been repaid by the Trust or (b) after making any such distribution of Proceeds, the Trust continues to hold more than $600,000 in cash.

       5.03  Final Distribution. If the Trustee determines that the Proceeds have been collected and all claims, expenses, charges, liabilities and obligations of the Trust have been discharged or paid from the Trust Estate to the extent funds are available therefrom, or if the existence of the Trust shall terminate pursuant to Section 4.01 hereof, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Estate, distribute the Trust Estate to the Beneficiaries in accordance with Section 5.02, above.

       5.04  Reports to Beneficiaries. As soon as practicable after the end of each fiscal year of the Trust, the Trustee shall submit a written report and account to the Bankruptcy Court (and make available to any Holder of a Claim or any party in interest in the Chapter 11 Cases) showing (i) the assets and liabilities, if any, of the Trust at the end of such fiscal year and the receipts and disbursements of the

Trust for such fiscal year and (ii) if, in the Trustee's sole discretion such would be useful, a brief status report on the Litigation. The Trustee may submit similar reports for such interim periods during any fiscal year as the Trustee deems advisable in its sole discretion or as may be reasonably requested by Reorganized ETS. The approval of the Beneficiaries of any report or account shall not be required, and, subject to Article VI hereof, the Trustee's determinations as to all matters and transactions disclosed in such reports shall be final and binding upon all persons, whether in being or not, who may then be, or thereafter become, interested in the Trust Estate. In addition, within thirty (30) days after the end of each fiscal year, the Trustee shall cause to be prepared and mailed to each Beneficiary any information with respect to the Trust which is necessary for such Beneficiary to complete and file its federal, state and local income and other tax returns.

       5.05  Fiscal Year. The fiscal year of the Trust shall be the calendar year.

ARTICLE VI

POWERS OF AND LIMITATIONS ON THE TRUSTEE

       6.01  Limitations on Trustee. The Trustee shall not at any time, on behalf of the Trust or the Beneficiaries, enter into or engage in any trade or business, and no part of the Trust Estate shall be used or disposed of by the Trustee in furtherance of any trade or business. The Trustee shall be restricted to the initiation, prosecution, enforcement, compromise and settlement on behalf of and for the benefit of the Beneficiaries of the Claims and the Litigation, the payment and distribution of the Proceeds for the purpose set forth in this Litigation Trust Agreement and the conservation and protection of the Trust Estate and the administration thereof in accordance with the provisions of this Litigation Trust Agreement. The Trustee shall be entitled to invest the moneys received by the Trust or otherwise held in the Trust Estate in a manner consistent with the investment and deposit guidelines of section 345 of the Bankruptcy Code or such other guidelines as may be set forth on Exhibit "A" annexed hereto.

       6.02  Specific Powers of Trustee. Subject to the limitations set out in this Litigation Trust Agreement and the provisions of the Plan and the Confirmation Order, the Trustee shall have in addition to any powers conferred upon him by any other Section or provision of this Litigation Trust Agreement, the power to take any and all actions as, in the sole and absolute discretion of the Trustee, are necessary or advisable to effectuate the purpose of the Trust, including the following specific powers:

          (a)   To retain all or any assets constituting part of the Trust Estate, to hold legal title to property of the Trust in the name of the Trust, to invest or reinvest funds of the Trust only as provided in Section 6.01 of this Litigation Trust Agreement and to cause such investments of any part to be registered and held in its name, as Trustee, or in the names of nominees.

          (b)   if any Proceeds are recovered in a form other than cash and not reasonably susceptible to distribution, or if valuation of Proceeds is otherwise necessary or appropriate in order for the Trustee to carry out its duties hereunder, to take such action as may, in its sole and absolute discretion, be necessary or appropriate to value and reduce such Proceeds to a form susceptible to distribution, including, but not limited to, retaining professionals for such purpose, which professionals may be reasonably compensated therefor from the Trust Estate.

          (c)   To make or cause to be made payments out of the Trust Estate as and when funds or Proceeds are available.

          (d)   To investigate, initiate, prosecute, defend, monitor, supervise, direct, compromise or settle all Claims assigned to the Trust including, without limitation, avoidance actions; making continuing efforts to liquidate the assets of the Trust; making timely distributions, filing tax returns, establishing and maintaining the various reserve accounts contemplated by the Plan, if any; maintaining appropriate records and accountings; paying reasonable expenses of the Trust; resolving, with the aid of the Bankruptcy Court, if necessary, any tax issue or liability relating to the Trust; and in connection therewith, at the Trustee's sole discretion, to retain and employ such agents and professionals and to confer upon them such authority as the Trustee may deem expedient to carry out its duties hereunder and to pay reasonable compensation therefor from the Trust Estate.

          (e)   To perform any act authorized, permitted or required by the Plan or by this Litigation Trust Agreement, consistent with the purpose of this Litigation Trust Agreement, whether in the nature of an approval, consent, demand, notice or otherwise.

          (f)    To act as a "party in interest" pursuant to section 1109(b) of the Bankruptcy Code for all matters arising in, arising under or related to the Chapter 11 Cases and Reorganized ETS, including without limitation, the right and ability to request examinations pursuant to Rule 2004 of the Federal Rules of Bankruptcy Procedure, and otherwise to appear and be heard on matters brought before the Bankruptcy Court or other courts of competent jurisdiction, be entitled to notice and opportunity for hearing, and participate, at the Trustee's discretion, in all matters brought before the Bankruptcy Court.

          (g)   To waive or assert the attorney-client privilege or other applicable privileges and immunities on behalf of the Debtors and/or the Creditors' Committee. If it shall appear to the Trustee that the Trustee's waiver or assertion of any privilege or immunity would prejudice claims or causes of action that are property of Reorganized ETS rather than the Trust, the Trustee shall consult with Reorganized ETS with respect to such waiver or assertion; provided, however, that nothing herein shall prevent the Trustee from waiving or asserting any such privilege or immunity following such consultation if, in the exercise of the Trustee's sole discretion, the Trustee deems it necessary or appropriate to do so.

ARTICLE VII

CONCERNING THE TRUSTEE, BENEFICIARIES AND AGENTS

       7.01  Generally. The Trustee accepts and undertakes to discharge the Trust created by this Litigation Trust Agreement upon the terms and conditions hereof. The Trustee shall exercise such of the rights and powers vested in it by this Litigation Trust Agreement, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provisions of this Litigation Trust Agreement shall be construed to relieve the Trustee from liability for its own recklessness or its own intentional or willful and wanton misconduct resulting in personal gain, except that:

          (a)   The Trustee shall not be liable for any action taken in good faith in reliance upon the advice of professionals.

          (b)   The Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Litigation Trust Agreement, and no implied covenants or obligations shall be read into this Litigation Trust Agreement against the Trustee.

          (c)   The Trustee shall not be liable for any error of judgment made in good faith.

       7.02  Reliance by Trustee. Except as otherwise provided in Section 7.01 above:

          (a)   The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          (b)   The Trustee may consult with legal counsel and other professionals to be selected by it, and pay the cost of such consultation from the Trust Estate, and the advice or opinion of such counsel shall be full and complete personal protection to the Trustee and agents of the Trust in respect of any action taken or suffered by it in good faith and in reliance on, or in accordance with, such advice or opinion.

          (c)   Persons dealing with the Trustee shall look only to the Trust Estate to satisfy any liability incurred by the Trustee to such person in carrying out the terms of this Litigation Trust Agreement, and the Trustee shall have no personal or individual obligation to satisfy any such liability.

       7.03  Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Estate or the affairs of the Trust, and no Trustee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Estate or the affairs of this Trust, except for its own recklessness or its own intentional or willful and wanton misconduct resulting in personal gain; and all such persons shall look solely to the Trust Estate for satisfaction of claims of any nature arising in connection with affairs of the Trust. Notwithstanding the foregoing, nothing contained herein shall in any way be deemed to limit or prejudice the Trustee's right to pursue any Claim against any Beneficiary.

       7.04  Indemnification of Trustee. (a) The Trustee shall be indemnified by and receive reimbursement from the Trust Estate against and from any and all loss, liability, damage or expense that the Trustee may incur or sustain, in good faith and without recklessness or its own intentional or willful and wanton misconduct resulting in personal gain, in the exercise and performance of any of the powers and duties of the Trustee under this Litigation Trust Agreement, including costs and expenses (including the reasonable compensation, and the expenses and disbursements, of its attorneys) of defending the Trustee against any claim arising in connection with this Litigation Trust Agreement. The Trustee may receive advance payments in connection with indemnification under this Section, provided that prior to receiving any such advance, the Trustee shall first have given a written undertaking to repay any amount advanced to it and to reimburse the Trust in the event it is subsequently determined that it was not entitled to such indemnification. The rights accruing to the Trustee by reason of the foregoing shall not be deemed to exclude any other right to which it may legally be entitled, nor shall anything else contained herein restrict the right of the Trustee to contribution under applicable law. Neither the Trustee nor any successor shall be obligated to give any bond or surety for the performance of its duties, unless otherwise ordered by the Bankruptcy Court, and if so ordered, all costs and expenses of providing such bond or surety, shall be paid or reimbursed from the Trust Estate.

       7.05  Nonliability of Trustee for Acts of Others. Nothing contained in this Trust Agreement shall be deemed to be an assumption by the Trustee of any of the liabilities, obligations or duties of the Debtors and shall not be deemed to be or contain a covenant or agreement by the Trustee to assume or accept any such liability, obligation or duty. Any successor Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Trustee hereunder, and any statement or representation made as to the assets comprising the Trust Estate or as to any other fact bearing upon the prior administration of the Trust. A Trustee shall not be liable for having accepted and relied upon such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. A Trustee or successor Trustee shall not be liable for any act or omission of any predecessor

Trustee, nor have a duty to enforce any claims against any predecessor Trustee on account of any such act or omission.

ARTICLE VIII

COMPENSATION OF TRUSTEE

       8.01  Amount of Compensation. The Trustee shall be entitled to receive from the Trust from time to time compensation equal to the following: (a) with respect to disbursements from the Trust up to and including the aggregate amount of $10 million, the sum that is the greater of (i) three percent (3%) of such aggregate amount and (ii) the number of hours expended by the Trustee in fulfillment of his duties hereunder multiplied by the Trustee's customary and reasonable hourly rate then in effect; and (b) with respect to disbursements from the Trust in excess of the aggregate amount of $10 million, the difference, if any, between (i) the number of hours expended by the Trustee in fulfillment of his duties hereunder multiplied by the Trustee's customary and reasonable hourly rate then in effect, and (ii) $300,000. Any amounts disbursed from the Trust to the Trustee or any professionals retained by the Trustee as commissions, compensation for services rendered or reimbursement for expenses incurred, shall not be included in the amount of the Trust's disbursements for the purposes of calculating the Trustee's commissions pursuant to the preceding sentence.

       8.02  Expenses. The Trustee shall be reimbursed by the Trust for all fees and expenses actually incurred by it in the performance of its duties in accordance with this Litigation Trust Agreement.

ARTICLE IX

APPOINTMENT OF TRUSTEE

       9.01  No Inappropriate Conflicts. The Trustee hereby certifies that, to the best of his knowledge, information and belief, he does not represent any other entity having an adverse interest in connection with the Trustee's duties as contemplated herein. If the Trustee has or develops a conflict of interest with respect to any particular Claim, the Trustee shall so notify the Notice Parties (defined below), and (a) the Conflicts Trustee shall have all of the rights, powers and duties of the Trustee (pursuant to section 9.04 hereof and as if the Trustee had no conflict of interest) in respect of such Claim, and (b) the Trustee shall be relieved of his rights, powers and duties in respect of such Claim pursuant to section 9.04 hereof. In the event that both the Trustee and the Conflicts Trustee have or develop a conflict of interest with respect to any particular claim, the Trustee shall so notify the Notice Parties, and (a) Reorganized ETS and the United States Trustee shall appoint a substitute trustee solely with respect to such Claim (b) such substitute trustee shall have all of the rights, powers and duties of the Trustee (pursuant to section 9.04 hereof and as if the Trustee had no conflict of interest) in respect of such claim, and (c) the Trustee shall be relieved of his rights, powers and duties in respect of such claim pursuant to section 9.04 hereof.

       9.02  Resignation. The Trustee may resign and be discharged from the Trust hereby created by giving at least thirty (30) days prior written notice thereof to the Bankruptcy Court, Reorganized ETS, the Office of the United States Trustee for the District of Delaware and the Atlanta District Office of the Securities and Exchange Commission, (collectively, the "Notice Parties"). Such resignation shall become effective on the day specified in such written notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is later.

       9.03  Appointment of Successor. In the event of the death, resignation, incompetence (as reasonably determined by the Bankruptcy Court), bankruptcy or insolvency of the Trustee, the Conflicts Trustee shall be deemed to be the successor Trustee for all purposes hereunder upon the filing of a written notice thereof in the Bankruptcy Court and service of such written notice upon the Notice Parties. In the event of the death, resignation, incompetence (as reasonably determined by the Bankruptcy Court), bankruptcy or insolvency of both the Trustee and the Conflicts Trustee, a vacancy shall be deemed to exist and a successor shall be appointed by Reorganized ETS and the Office of the United States Trustee, upon notice to the remaining Notice Parties.

       9.04  Acceptance of Appointment by Successor Trustee. The death, resignation, incompetence, bankruptcy or insolvency of the Trustee shall not operate to terminate the Trust created by this Agreement or to revoke any existing agency created pursuant to the terms of this Litigation Trust Agreement or invalidate any action theretofore taken by the Trustee. Any successor Trustee appointed hereunder, including the Conflicts Trustee, shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Notice Parties, and, in case of the Trustee's resignation or conflict of interest, to the retiring Trustee. Thereupon such successor shall, without any further act, become vested with all the liabilities, duties, powers, rights, title, discretion and privileges of its predecessor in the Trust with like effect as if originally named Trustee and shall be deemed appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The retiring Trustee shall duly assign, transfer and deliver to such successor all property and money held by such retiring Trustee hereunder and shall, as directed by the Bankruptcy Court or reasonably requested by such successor, execute and deliver an instrument or instruments conveying and transferring to such successor upon the trust herein expressed, all the liabilities, duties, powers, rights, title, discretion and privileges of such retiring Trustee.

ARTICLE X

CONCERNING THE BENEFICIARIES

     10.01  No Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Litigation Trust Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Trust Estate.

     10.02  Requirement of Undertaking. The Trustee may request the Bankruptcy Court to require, in any suit for the enforcement of any right or remedy under this Litigation Trust Agreement, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, including reasonable attorneys' fees, against any party litigant in such suit; provided, however, that the provisions of this Section 10.02 shall not apply to any suit by the Trustee.

ARTICLE XI

RETENTION OF JURISDICTION

     11.01  The parties agree that the Bankruptcy Court shall have exclusive jurisdiction over the Trust, the Trustee and the Trust Estate, including, without limitation, jurisdiction to determine all controversies and disputes arising under or in connection with this Litigation Trust Agreement.

ARTICLE XII

AMENDMENTS

     12.01  Subject to Article IV of this Litigation Trust Agreement, whenever necessary to carry out the purpose of the Trust, this Litigation Trust Agreement may be amended by the Trustee; provided, however, that any such amendment must be consistent with the Plan and must not materially and adversely affect the rights of any Beneficiary; and, provided, further, that any such amendment shall become effective only with the written approval of each of the Notice Parties after written notice to such Notice Parties.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

     13.01  Intention of Parties to Establish Trust. This Litigation Trust Agreement is intended to create a trust without transferable beneficial interests (except as permitted by will, intestate succession or operation of law) and the Trust created hereunder shall be governed and construed in all respects as a trust.

     13.02  Laws as to Construction. This Litigation Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     13.03  Severability. In the event any provision of this Litigation Trust Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Litigation Trust Agreement, or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Litigation Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

     13.04  Notices. Any notice or other communication required or permitted to be made in accordance with this Litigation Trust Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, (i) upon the date of personal delivery (if notice is delivered by personal delivery), (ii) on the date of delivery, as confirmed by electronic answerback (if notice is delivered by facsimile transmission), (iii) on the day that is one (1) Business Day after deposit with a nationally recognized overnight courier service (if notice is delivered by nationally recognized overnight courier service), or (iv) on the third (3rd) Business Day following mailing from within the United States by first class United States mail, postage prepaid, certified mail return receipt requested (if notice is given in such manner), and in any case addressed to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other):

          (i)  if to the Trustee:

    Darryl S. Laddin, Esq.
    Arnall Golden Gregory LLP
    2800 One Atlantic Center
    1201 West Peachtree Street
    Atlanta, GA 30309-3450

         (ii)  if to the Conflicts Trustee:

    Kevin Gross, Esq.
    Rosenthal, Monhait, Gross & Goddess, P.A.
    919 Market Street, Suite 1401, P.O. Box 1070
    Wilmington, Delaware 19899-1070

          (iii)  if to any Beneficiary, to the last known business or residential address of such Beneficiary, as the case may be, reflected in the Trustee's records.

     13.05  Counterparts. This Litigation Trust Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     13.06  Irrevocable Nature of Trust. The Trust shall be irrevocable, except as otherwise provided herein. The Debtors and Reorganized ETS shall have no right or power, whether alone or in conjunction with others (in whatever capacity) to amend this Trust, in whole or in part, or to designate the persons who shall possess, manage, distribute or otherwise enjoy the assets of the Trust.

     13.07  Ratification of Trust Agreement. On the Effective Date, each Holder of a Claim will be deemed to have ratified, and shall become bound by, the terms of this Trust as set forth in the Plan.

     13.08  Payment of Taxes. The Trustee is authorized to pay taxes and excises lawfully owing by or chargeable against the Trust or Trust assets in the possession or under the control of the Trustee and to take any action necessary or advisable to obtain prompt determination of any such tax liability. The Trustee, in his sole discretion, is authorized to make all tax elections permitted to be made by the Trust under federal and state laws.

     13.09  Retention and Compensation of Professionals. The Trustee may engage the services of lawyers, accountants, investigators and/or such other professionals or advisors to assist the Trustee in carrying out his authorized powers and responsibilities hereunder, as the Trustee deems necessary and proper, and upon such terms and conditions as the Trustee deems appropriate. The Trust shall be primarily responsible for satisfying the fees and expenses (the "Professional Fees") charged by professionals retained by the Trustee, including professionals retained pursuant to the Trust's obligation to indemnify the Trustee pursuant to Section 7.04 hereof. Upon the Effective Date of the Joint Plan, Reorganized ETS shall pay to the Trust the sum of $100,000, and the Trust shall have no obligation to repay or reimburse Reorganized ETS for any portion of such amount. In the event that the Trust has insufficient funds with which to satisfy the Professional Fees or out-of-pocket expenses incurred by the Trustee, Reorganized ETS shall advance to the Trust sufficient funds to satisfy such Professional Fees and expenses subject to the following terms and conditions: (a) Reorganized ETS shall be permitted thirty (30) days from the receipt of a written request by the Trustee accompanied by an invoice and appropriate back-up or supporting documentation (i.e., a computerized report of time expended by the respective professional, which may be redacted as necessary to preserve privileges and immunities) to advance the amount of any Professional Fees or expenses; (b) in the event Reorganized ETS disputes in writing the reasonableness of any Professional Fees or expenses, the Trustee shall be required to apply to the Bankruptcy Court for an order determining the reasonableness of the disputed portion of such Professional Fees and Reorganized ETS shall advance sufficient funds to satisfy the undisputed portion of such Professional Fees; (c) Reorganized ETS shall not be required to advance more than $75,000 per month in respect of its obligations under this paragraph, (d) the aggregate amount of unreimbursed advances by Reorganized ETS hereunder shall not exceed $450,000 (which amount excludes the $100,000 payment described in the preceding sentence), (e) in the event that the solvency or viability of Reorganized ETS would be jeopardized by the advancement of funds as contemplated hereunder, or for other cause shown, Reorganized ETS may apply to the Bankruptcy Court for an order modifying the provisions of clauses (c) and (d) of this sentence, and (f) promptly upon the Trust's receipt of funds, the Trust shall either (i) reimburse Reorganized ETS for all amounts advanced pursuant to this paragraph or (ii) effectuate a setoff of amounts owed to reimburse Reorganized ETS for prior advances against any then-pending requests for an advance; provided, however, that the Trust's reimbursement or setoff shall be accomplished before any other Professional Fees or expenses are satisfied by the Trust and before any distributions are made to or for the benefit of the Beneficiaries.

        IN WITNESS WHEREOF, the parties have executed this Litigation Trust Agreement or caused this Litigation Trust Agreement to be duly executed by their respective officers and the Trustee herein has executed this Litigation Trust Agreement, as Trustee, effective as of the day and year first above written.

ETS PAYPHONES, INC., et. al. Debtor and debtor-in-possession
By:

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF ETS PAYPHONES, INC., et al.
By:

DARRYL S. LADDIN, AS TRUSTEE
By:

KEVIN GROSS, AS CONFLICTS TRUSTEE
By:

EXHIBIT A

INVESTMENT AND DEPOSIT GUIDELINES

Objective: To maximize interest earned on investments of cash consistent with a high degree of safety of principal and liquidity.

Approved Investment Instruments:

  a)
  U.S. Government Treasury obligations with current maturities of one year or less.

  b)
  Federal agency obligations (including obligations guaranteed thereby), except obligations of Federal Farm Loan Banks, with an active secondary market and having current maturities of one year or less.

  c)
  Commercial bank certificates of deposit, time deposits, bankers' acceptances, or other debt obligations of, or fully guaranteed by, the united States branch of any bank with capital, surplus and individual profits aggregating at least $100 million.

  d)
  Repurchase agreements for underlying securities of the types described in clauses (a), (b) and (c) above entered into with a United States branch of any bank.

  e)
  Any directly issued or dealer issued commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's or P-2 or the equivalent thereof by Moody's Investors Service.

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ETS CREDITORS' LITIGATION TRUST AGREEMENT
EXHIBIT A INVESTMENT AND DEPOSIT GUIDELINES